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               MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
                              One Financial Center
                           Boston, Massachusetts 02111

701 Pennsylvania Avenue, N.W.                            Telephone: 617/542-6000
Washington, D.C. 20004                                   Fax: 617/542-2241
Telephone: 202/434-7300
Fax: 202/434-7400

                                                       April 17, 1996

Ekco Group, Inc.
98 Spit Brook Road
Nashua, New Hampshire 03062

Ladies and Gentlemen:

         This opinion is being furnished to you in connection with the Registration Statement on Form S-1 (the "Registration Statement") to be filed by Ekco Group, Inc. ("Ekco" and together with its subsidiaries, the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof. The Registration Statement relates to $125,000,000 in aggregate principal amount of the Company's 9 1/4% Series B Senior Notes due 2006 (the "New Senior Notes") as well as guarantees of the New Senior Notes (the "Guarantees") to be issued by certain subsidiaries of Ekco. The New Senior Notes will be exchanged for the Company's 9 1/4% Senior Notes due 2006. The New Senior Notes are to be issued under an Indenture dated as of March 25, 1996 (the "Indenture") between the Company, the Guarantors named therein and Fleet National Bank of Connecticut, as trustee (the "Trustee").

         We have acted as counsel for the Company in connection with the preparation of the Registration Statement and are familiar with the proceedings taken by the Company in connection with the authorization and issuance of the New Senior Notes. We have examined such documents as we have deemed necessary for purposes of this opinion.

         Based upon and subject to the foregoing, we are of the opinion that the New Senior Notes, when issued and authenticated pursuant to and in accordance with the Indenture, and the Guarantees will be duly and validly authorized.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters."

                                              Very truly yours,

                                              Mintz, Levin, Cohn, Ferris,
                                                Glovsky and Popeo, P.C.

                                              Mintz, Levin, Cohn, Ferris,
                                                Glovsky and Popeo, P.C.